UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary proxy statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SELECTIVE INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SELECTIVE INSURANCE GROUP, INC. 2020 ANNUAL MEETING OF STOCKHOLDERS – SUPPLEMENTAL NOTICE Please take notice that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Selective Insurance Group, Inc. (the “Company”) will be held on Wednesday, April 29, 2020, at 9:00 AM Eastern Time. As part of our precautions regarding the Coronavirus, or COVID-19, for the health and well-being of our stockholders and employees, this year's Annual Meeting will be a completely "virtual meeting" of stockholders. You will be able to attend the Annual Meeting, vote, and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SIGI2020 and entering your 16-digit control number included with the Notice Internet Availability or proxy card. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon the following proposals: 1. Election of 13 directors named in the enclosed Proxy Statement for a one-year term expiring in 2021; 2. Approval, on an advisory basis, of the 2019 compensation of Selective’s named executive officers; and 3. Ratification of the appointment of KPMG LLP as Selective’s independent registered public accounting firm for the fiscal year ending December 31, 2020. We apologize for not being able to offer in-person attendance this year, but believe it is in the best interest of our stockholders and employees. We appreciate your understanding and wish you and your families health and safety during this trying time. Selective Insurance Group, Inc. BRSEL123-0320-OTHER